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                                                                      EXHIBIT 11

                                 BACOU USA, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                 -----------------------------------------------
                                 (in thousands)
                                  (Unaudited)



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
                                                         Three Months Ended
                                                               March 31,
                                                        --------------------

                                                          1998         1997
                                                        -------      -------
                                                       (RESTATED)
Basic:
  Weighted average shares outstanding                    17,594       17,312
                                                        =======      =======

  Net income                                            $ 2,736      $ 4,132
                                                        =======      =======
  Per share amount                                      $  0.15      $  0.24
                                                        =======      =======

Diluted:

  Weighted average shares outstanding                    17,594       17,312

  Net effect of dilutive stock options
   based on the treasury stock method
   using the average market price                            60           10
                                                        -------      -------

 Total diluted shares                                    17,654       17,322
                                                        -------      -------
  Net income                                            $ 2,736      $ 4,132
                                                        =======      =======
  Per share amount                                      $  0.15      $  0.24
                                                        =======      =======
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